Exhibit 10.1

December 30, 2021

VIA EMAIL AND COURIER

Biosight LTD.

3 Hayarden St., Airport City

P.O.B 1083

Lod 7019802

Israel

E-Mail: ruth@biosight-pharma.com

Attention: Dr. Ruth Ben Yakar

Dear Ruth:

I am writing in connection with the Agreement and Plan of Merger and Reorganization, dated as of July 4, 2021, among Advaxis, Inc., Advaxis, Ltd., and Biosight LTD (the “Agreement”1). As you know, at the second reconvened Advaxis Stockholders’ Meeting, Advaxis’ stockholders did not approve Proposal 2 relating to the Reverse Split, which was necessary for Advaxis to issue the Merger Consideration to the Biosight Shareholders. Accordingly, the Advaxis Stockholder Approval, which was a condition to the obligations of each party under the Agreement, was not obtained. Because the Advaxis Stockholder Approval was not obtained, Advaxis hereby terminates the Agreement pursuant to Section 9.1(b)(iv) of the Agreement, effective immediately.

We regret that Advaxis and Biosight were unable to conclude the Transactions, but we look forward to opportunities to work with Biosight in the future.

Very truly yours,

Advaxis, Inc.

By:	/s/ Kenneth A. Berlin
Name:	Kenneth A. Berlin
Title:	Chief Executive Officer

Copies to:

White & Case LLP

3000 El Camino Real, 2 Palo Alto Square, Suite 900

Palo Alto, CA 94306-2109

Telephone No.: +1 650 213 0315

E-Mail: tsealman@whitecase.com

Attention: Tali Sealman

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020-1095

Telephone No.: +1 212 819 8754

E-Mail: cdiamond@whitecase.com

Attention: Colin Diamond

Horn & Co. Law Offices

Amot Investments Tower, 24th Floor

2 Weizmann St., Tel-Aviv, 6423902, Israel

Telephone No.: +972-3-637 8200

E-Mail: yhorn@hornlaw.co.il

Attention: Adv. Yuval Horn

1 Capitalized terms used but not defined in this letter have the respective meanings ascribed thereto in the Agreement.

Advaxis, Inc. / 9 Deer Park Drive, Suite K-1 / Monmouth Junction, NJ 08852

T: 609-452-9813 / F: 609-452-9818

www.advaxis.com